UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

OPTICAL COMMUNICATION PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31861	95-4344224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6101 Variel Avenue Woodland Hills, CA		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(818) 251-7100

                     Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Report on Form 8-K/A corrects three incorrect references to “April 26, 2006” that should be “July 26, 2006” in Item 5.02 in the Report on Form 8-K filed on July 27, 2006 (the “Original Filing”) by Optical Communication Products, Inc. (the “Company”). Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Report sets forth below the complete text of Item 5.02, as amended, and omits items and exhibits of the Original Filing that have not been amended. No other information included in the Original Filing has been modified or updated in any way.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)        Effective immediately, Muoi Van Tran, who has been serving as the Company’s President and Chief Executive Officer, will assume a new position with the Company. The Board of Directors of the Company appointed Dr. Tran to the office of Chief Technology Officer of the Company. Effective immediately, Philip F. Otto will assume the position of President and Chief Executive Officer. Dr. Tran will remain as Chairman of the Company’s Board of Directors.

(c)         The Board of Directors of the Company, appointed Philip F. Otto as President and Chief Executive Officer of the Company, effective immediately. Mr. Otto, age 65, who has been serving as Interim Chief Financial Officer of the Company since May 15, 2006, has been an independent corporate strategic and financial advisor since 2003. From 2000 to 2003, Mr. Otto was chairman and chief executive officer of MedioStream, Inc., a California software company. From 1998 to 1999, Mr. Otto worked as an independent consultant providing financial and strategic advisory services to small technology-oriented companies and investors. From 1992 to 1997, Mr. Otto served as chairman and chief executive officer of California Microwave, Inc (after having been its chief financial officer). Mr. Otto earned a bachelor of science degree from the Yale School of Engineering and a master’s degree in business administration from Harvard Business School.

On July 26, 2006, the Company entered into an employment agreement with Mr. Otto for the position of President and Chief Executive Officer of the Company which provides for an annual base salary of $350,000 and a signing bonus of $25,000. The agreement provides for an annual review of Mr. Otto’s base salary, and further provides that the base salary may not be reduced below $350,000. Mr. Otto will receive a guaranteed bonus of 70% of the base salary the Company pays him between July 26, 2006 and September 30, 2006 and Mr. Otto will be eligible to receive an annual bonus, with a target of 70% of the base salary and a maximum bonus of 105% of the base salary, based on achievement of performance objectives established by the Board of Directors, or a committee thereof. Under the terms of Mr. Otto’s employment agreement, Mr. Otto is an “at will” employee, which means that either Mr. Otto or the Company may terminate his employment at any time. Mr. Otto received a grant of an option to purchase 500,000 shares of the Company’s common stock at a per-share exercise price equal to the fair market value of the Company’s common stock as of the date of grant. In addition, the Company agreed to seek shareholder approval to grant Mr. Otto an additional option to purchase 1,500,000 shares, with a per-share exercise price equal to the fair market value of the Company’s common stock on the date of grant. All options have a ten year term, and generally will vest over a four-year period, with 25% of such options vesting one year after the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next three years. If the Company terminates Mr. Otto’s employment for any reason other than death, disability or cause, Mr. Otto would be entitled to a severance payment equal to 18 months of his current base salary and reimbursement for the continuation of health benefits for 18 months provided Mr. Otto signs (and does not revoke) a general release within 50 days following his termination of employment. The description of the terms of Mr. Otto’s employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed by reference as Exhibit 10.1 hereto, and is incorporated by reference herein.

The Board of Directors of the Company, appointed Frederic T. Boyer as Senior Vice President and Chief Financial Officer of the Company, effective August 21, 2006. . Mr. Otto will continue to serve as Interim Chief Financial Officer until Mr. Boyer joins the Company on August 21, 2006. Mr. Boyer, age 62, has been serving as Vice President and Chief Financial Officer of Qualstar Corporation, a NASDAQ-traded data storage solutions company, since October 2002. Mr. Boyer was Vice President and Chief Financial Officer of Accelerated Networks, Inc. from 1998 to 2001. From 1996 to 1998, Mr. Boyer was the Senior Vice President, Finance and Administration and Chief Financial Officer of Software Dynamics, Incorporated. From 1990 to 1996, Mr. Boyer was Vice President and Chief Financial Officer of Fibermux Corporation, a networking company later acquired by ADC Telecommunications. Mr. Boyer holds an M.B.A. from Loyola Marymount University, a B.S. in Accounting from California State University, Los Angeles, and a B.S. in Economics from California State Polytechnic University, Pomona.

On July 26, 2006, the Company entered into an employment agreement with Mr. Boyer for the position of Senior Vice President and Chief Financial Officer of the Company, which provides for an annual base salary of $215,000. The agreement provides for an annual review of Mr. Boyer’s base salary, and further provides that the base salary may not be reduced below $215,000. The agreement provides for a guaranteed bonus to Mr. Boyer of 70% of the base salary the Company pays him between July 26, 2006 and September 30, 2006 and provides that Mr. Boyer will be eligible to receive a bonus, for the Company’s 2007 fiscal year, with a target of 70% of the base salary and a maximum bonus of 105% of the base salary, based on achievement of performance objectives established by the Board of Directors, or a committee thereof. Mr. Boyer’s employment agreement has an initial one-year term, to be automatically renewed on each anniversary of his employment commencement date unless the Company notifies Mr. Boyer in writing of its intent not to renew the agreement at least 30 days prior to such anniversary. Upon his employment commencement date, Mr. Boyer would receive (1) a grant of an option to purchase 250,000 shares of the Company’s common stock at a per-share exercise price equal to the fair market value of the Company’s common stock as of the date of grant, (2) a grant of an option to purchase 250,000 shares of the Company’s common stock at a per-share exercise price equal to the greater of (A) the fair market value per share of the Company’s common stock as of the date of grant, or (B) $2.66 per share, and (3) a grant of 250,000 shares of restricted stock of the Company at no cost to Mr. Boyer. All options have a ten year term, and generally will vest over a four-year period, with 25% of such options vesting one year after the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next three years. The shares of restricted stock generally will vest over a four-year period, with 25% of such shares vesting one year after the date of grant, and the remaining 75% of such shares vesting on each of the annual anniversaries of the date of grant thereafter over the next three years. If the Company terminates Mr. Boyer’s employment for any reason other than death, disability or cause, Mr. Boyer would be entitled to a severance payment equal to 12 months of his current base salary and reimbursement for the continuation of health benefits for 12 months provided Mr. Boyer signs a general release within 61 days following his termination of employment. The description of the terms of Mr. Boyer’s employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed by reference as Exhibit 10.1 hereto, and is incorporated by reference herein.

The Board of Directors of the Company, appointed Muoi Van Tran to the office of Chief Technology Officer of the Company, effective immediately. Dr. Tran, age 54, had been serving as the Company’s President since September 1994 and as the Company’s Chief Executive Officer since March 1999. Dr. Tran has been a Director of the Company since October 1991 and Chairman of the Company’s Board of Directors since November 2002. Dr. Tran also served as Chairman of the Company’s Board of Directors from January 2001 to May 2002. Prior to joining the Company, Dr. Tran was the Director and Vice President of research, development and engineering and Systems Business Unit Manager at PCO, Inc., a manufacturer of fiber optic products, from 1984 to 1991. Dr. Tran was a Member of Technical Staff at TRW ElectroOptic Research Center, a research and development center, from 1981 to 1984 and at Bell Laboratories, a research center, from 1978 to 1981. Dr. Tran was the Technical Program Co-Chair of the 1991 Optical Fiber Communications Conference and General Co-Chair of the jointly-held Optical Fiber Communications and Integrated Optics and Optical Communications Conference in 1993. Dr. Tran has over 25 years of experience in the field of fiber optics, and earned his Ph.D. in electrical engineering from the University of Western Australia.

(d)         On July 26, 2006, in accordance with the Company’s bylaws, the Company’s Board of Directors increased the authorized number of directors from seven to eight and appointed Philip F. Otto to serve as a member of the Company’s Board of Directors for a term expiring at the next annual meeting of stockholders and the election and qualification of his successor, or his earlier resignation or removal.

A copy of the press release issued by the Company announcing the changes to the Company’s senior management positions is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 27, 2006	OPTICAL COMMUNICATION PRODUCTS, INC.
a Delaware corporation

By: /s/ Philip F. Otto
Philip F. Otto

President and Chief Executive Officer